SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  December 29, 2008

                              INTERFACE, INC.
(Exact name of Registrant as Specified in its Charter)

Georgia	000-12016	58-1451243
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

2859 Paces Ferry Road, Suite 2000 Atlanta, Georgia	30339
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (770) 437-6800

                                       Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01          Entry into a Material Definitive Agreement.

On December 29, 2008, Interface, Inc. (the “Company”) entered into an Amendment to Split Dollar Insurance Agreement (the “Amendment”) with Daniel T. Hendrix, the President, Chief Executive Officer and a Director of the Company.  The objective of the Amendment was to bring certain provisions of the previously-existing Split Dollar Agreement between Mr. Hendrix and the Company, dated February 21, 1997, into compliance with Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations adopted thereunder.

The foregoing description is qualified in its entirety by reference to the Amendment, a copy of which is filed herewith as Exhibit 99.1 and is incorporated by reference in this Item 1.01.

ITEM 9.01           Financial Statements And Exhibits.

(a)           Financial Statements of Businesses Acquired.

None.

(b)           Pro Forma Financial Information.

None.

(c)           Shell Company Transactions.

None.

(d)           Exhibits.

Exhibit No.	Description
99.1	Amendment to Split Dollar Insurance Agreement, dated December 29, 2008, by and between Daniel T. Hendrix and Interface, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERFACE, INC.

By:	/s/ Patrick C. Lynch
Patrick C. Lynch
Senior Vice President
Date: January 2, 2009

EXHIBIT INDEX

Exhibit No.	Description
99.1	Amendment to Split Dollar Insurance Agreement, dated December 29, 2008, by and between Daniel T. Hendrix and Interface, Inc.